EXHIBIT 4

                               COMCAST CORPORATION



                                       AND


                             BANKERS TRUST COMPANY,
                                     Trustee


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                          FIRST SUPPLEMENTAL INDENTURE


                           Dated as of March 15, 1999

                          To the Indenture dated as of

                                February 20, 1991



              -----------------------------------------------------



                             Subordinated Debentures



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          THIS FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), is
made as of March 15, 1999 between Comcast Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company"), and Bankers Trust Company, a New York banking organization with its principal offices in New York, New York, as Trustee hereunder (hereinafter called the "Trustee").

                                    RECITALS

          WHEREAS, the Company executed and delivered an Indenture dated as of February 20, 1991 between the Company and the Trustee to provide for the issuance from time to time of its debentures, notes or other evidences on indebtedness, to be issued in one or more series as herein provided;

          WHEREAS, the Company desires to execute and deliver a further amendment to the Indenture for the purpose of amending the definition of "Senior Indebtedness" contained in the Indenture (the "Proposed Amendment");

          WHEREAS, Section 12.1 of the Indenture provides that the Company may, without consent of the Debentureholders and subject to the conditions and restrictions contained in the Indenture, change or eliminate any of the provisions of the Indenture, provided that such change or elimination is effective only when there is not Debenture outstanding of any series created prior thereto which is entitled to the benefit of such provision;

          WHEREAS, there is no Debenture outstanding of any series created prior hereto which is entitled to the benefit of such provision;

          WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with its terms and the terms of the Indenture have been satisfied.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the Company and the Trustee hereby covenant and agree, for the equal and proportionate benefit of all holders from time to time of the Securities as follows:

          All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.






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                                    ARTICLE 1
                  AMENDMENTS TO CERTAIN PROVISIONS OF INDENTURE

          SECTION 1.01. Amendment of Certain Provisions of the Indenture. The Indenture is hereby amended in the following respects:

          (a) Sub-clause (ii) of clause (a) under the definition of "Senior Indebtedness" contained in Section 1.1 is hereby deleted in its entirety and replaced with the following:

               "(ii) all indebtedness for money borrowed by another person in which the Company has a controlling equity interest, and guaranteed directly or indirectly by the Company (whether such guarantee is outstanding on the date of this Indenture or hereafter created or incurred), or".

          (b) Clause (b) under the definition of "Senior Indebtedness" contained in Section 1.1 is hereby deleted in its entirety and replaced with the following:

               "(b) any obligation to purchase or guarantee indebtedness of, to supply funds to or to invest in, another person in which the Company has a controlling equity interest (whether such guarantee is outstanding on the date of this Indenture or hereafter created or incurred), or".

                                    ARTICLE 2
                                SUNDRY PROVISIONS

          SECTION 2.01. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be modified in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes; and every holder of Debentures heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Upon the execution of this Supplemental Indenture, the Proposed Amendment shall automatically take effect without the requirement of any further action by or notice to the Company.

          SECTION 2.02. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.




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          SECTION 2.03. Indenture and Supplemental Indenture Construed Together.
This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

          SECTION 2.04. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

          SECTION 2.05. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          SECTION 2.06. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee, for itself and its successor or successors, accepts the terms of the Indenture as amended by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.

          SECTION 2.07. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 2.08. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 2.09. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 2.10. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder



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and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

          SECTION 2.11. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.






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          IN WITNESS WHEREOF, COMCAST CORPORATION has caused this Supplemental
Indenture to be signed in its corporate name, and BANKERS TRUST COMPANY, as Trustee has caused this Supplemental Indenture to be signed in its corporate name, all as of the day and year first above written.

                                            COMCAST CORPORATION


                                            By________________________________


[CORPORATE SEAL]


ATTEST:


________________________________




                                            BANKERS TRUST COMPANY
                                            As Trustee


                                            By:_______________________________
                                                      Vice President

[CORPORATE SEAL]


ATTEST:


________________________________
      Assistant Secretary




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COMMONWEALTH OF PENNSYVANIA
COUNTY OF PHILADELPHIA              ss.:

          On the 15 day of March, 1999, before me personally came Julian A. Brodsky, to me known, who, being by me duly sworn, did depose and say that he resides at Philadelphia, PA.: that he is the Vice Chairman of COMCAST CORPORATION, a Pennsylvania corporation, the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

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STATE OF NEW YORK
COUNTY OF NEW YORK                  ss.:

          On the 15 day of March, 1999, before me personally came __________, to me know, who, being by me duly sworn, did depose and say that he or she resides at _______________; that he or she is a Vice President of BANKERS TRUST COMPANY, the New York banking corporation described in and which executed the above instrument; that he or she knows the seal of said New York banking corporation; that the seal affixed to the said instrument is such seal; that it was so affixed by authority of the Board of Directors of said New York banking corporation; and that he or she signed his or her name thereto by like authority.

[NOTARIAL SEAL]

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